EXHIBIT 10.2

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of December 1, 2006 to the Credit Agreement referenced below is by and among INFONXX, INC., a Delaware corporation (the “Domestic Borrower”), CARBONE S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg (“InfoNXX Lux”), and THE NUMBER UK LIMITED, a company organized under the laws of England and Wales (“InfoNXX UK” and together with InfoNXX Lux, the “Foreign Borrowers”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrowers pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of April 11, 2006 among the Borrowers, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Credit Parties have requested certain modifications to the Credit Agreement; and

WHEREAS, the requisite Lenders have approved the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendment. From and after the First Amendment Effective Date (as defined below), (i) the Credit Agreement is amended in its entirety to read in the form of such Amended and Restated Credit Agreement attached hereto as Exhibit A to this Amendment, (ii) Exhibit 2.12-3 (Form of Domestic Term Note) of the Credit Agreement is amended in its entirety to read in the form of such Exhibit 2.12-3 attached hereto as Exhibit B to this Amendment, (iii) Exhibit 2.12-4 (Form of Foreign Term Note) of the Credit Agreement is amended in its entirety to read in the form of such Exhibit 2.12-4 attached hereto as Exhibit C to this Amendment, (iv) Exhibit 11.07 (Assignment and Assumption) of the Credit Agreement is amended in its entirety to read in the form of such Exhibit 11.07 attached hereto as Exhibit D to this Amendment, (v) a new Exhibit 8.02 (Form of Subordination Terms for Intercompany Loans) is added to read in the form of such Exhibit 8.02 attached hereto as Exhibit E to this Amendment, (vi) Schedule 2.01 (Commitments and Commitment Percentages) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 2.01 attached hereto as Exhibit F to this Amendment, (vii) Schedule 8.02 (Existing Investments) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 8.02 attached hereto as Exhibit G to this Amendment, (viii) Schedule 8.03 (Existing Indebtedness) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 8.03 attached hereto as Exhibit H to this Amendment, and (ix) Schedule 11.02 (Notice Addresses) of the Credit Agreement is amended in its entirety to read in the form of such Schedule 11.02 attached hereto as Exhibit I to this Amendment.

3. Tranche B Term Loan. From and after the First Amendment Effective Date, by execution of this Amendment, each Person identified on the signature pages hereto as a Tranche B Lender (each, a “Tranche B Lender”) shall be deemed to be a party to the Credit Agreement as amended hereby and a “Lender” for all purposes of the Credit Agreement as amended hereby and the other Credit Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents as if it had executed the Credit Agreement as amended hereby.

4. Conditions Precedent. This Amendment shall be effective as of the date hereof (the “First Amendment Effective Date”) upon satisfaction of each of the following conditions:

(a) Executed Documents. The Administrative Agent shall have received:

(i) counterparts of this Amendment executed by the Borrowers, the Guarantors, the Required Lenders, the Tranche B Lenders and the Administrative Agent,

(ii) the CAM Exchange Intercreditor Agreement executed by the Lenders, the Collateral Agent and the Administrative Agent,

(iii) the Second Lien Intercreditor Agreement executed by the Collateral Agent, the Second Lien Collateral Agent, the Control Agent and the Domestic Credit Parties,

(iv) an executed Domestic Tranche B Term Note for each Tranche B Lender that requests a Domestic Tranche B Term Note, and

(v) an executed Foreign Tranche B Term Note for each Tranche B Lender that requests a Foreign Tranche B Term Note.

(b) Security. The Administrative Agent shall have received the following, each in form and substance satisfactory to the Lenders:

(i) InfoNXX France. Pledge agreement pursuant to which InfoNXX UK pledges 100% of the Capital Stock of InfoNXX France to secure the Foreign Obligations together with any filings, deliveries and other actions requested by the Collateral Agent in connection therewith to perfect the security interests therein.

(ii) InfoNXX Lux. Pledge agreement pursuant to which InfoNXX Lux pledges 100% of the Capital Stock of InfoNXX UK to secure the Foreign Obligations together with any filings, deliveries and other actions requested by the Collateral Agent in connection therewith to perfect the security interests therein.

(iii) InfoNXX UK. Security agreement pursuant to which InfoNXX UK grants a security interest in substantially all of its assets to secure the Foreign Obligations together with any filings, deliveries and other actions requested by the Collateral Agent in connection therewith to perfect the security interests therein.

(c) No Material Adverse Change. There shall not have occurred a material adverse change in the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Domestic Borrower and its Subsidiaries, taken as a whole, since December 31, 2005.

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(d) Solvency Certification. The Administrative Agent shall have received certification as to the solvency of the Domestic Borrower and its Subsidiaries on a consolidated basis (after giving effect to the Equity Distribution and the incurrence of Funded Debt in connection therewith) from the chief financial officer of the Domestic Borrower.

(e) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of counsel to the Credit Parties, dated as of the Closing Date, as requested by the Administrative Agent and in form and substance satisfactory to the Lenders.

(f) Resolutions and Incumbency. The Administrative Agent shall have received (i) resolutions of the board of directors (or its equivalent) of each Credit Party approving this Amendment, certified by the secretary of each Credit Party as being in full force and effect on the date hereof, (ii) with respect to the Foreign Credit Parties, such corporate documents and certificates as the Collateral Agent may request, and (iii) incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity and capacity of each Responsible Officer.

(g) Financial Statements.

(i) The Administrative Agent shall have received pro forma consolidated and consolidating financial statements as to the Domestic Borrower and its Subsidiaries after giving effect to the Credit Extensions to be made on the First Amendment Effective Date and the Second Lien Term Loan and the application of the proceeds thereof (including the Equity Distribution), and forecasts prepared by management of the Domestic Borrower, each in form reasonably satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the First Amendment Effective Date and on an annual basis for each year thereafter through the Tranche B Term Loan Maturity Date.

(ii) The Lenders shall have received and reviewed, with results reasonably satisfactory to the Lenders, the interim financial statements of the Domestic Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2006.

(h) Financings. The term loan under the Second Lien Credit Agreement shall have been funded (or concurrent with the effectiveness of this Amendment shall be funded) and there shall be no less than $70 million of availability under the Revolving Commitments as of the First Amendment Effective Date after giving effect to the Credit Extensions to be made on the First Amendment Effective Date and the Second Lien Term Loan.

(i) Repayment of Existing Term Loans. The existing term loans under the Credit Agreement shall be repaid in full concurrent with the advances of the Credit Extensions to be made on the First Amendment Effective Date and the Second Lien Term Loan.

(j) Evidence of Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance of the Domestic Borrower and its Subsidiaries evidencing liability and casualty insurance, including, but not limited to, naming the Collateral Agent as additional insured in the case of liability insurance and naming the Control Agent as loss payee in the case of property insurance on the Collateral.

(k) Payment of Fees and Expenses. All fees and expenses required to be paid on or before the date hereof in connection with this Amendment shall have been paid.

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Without limiting the generality of the provisions of Section 10.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

5. Amendment is a “Credit Document”. This Amendment is a Credit Document.

6. Reaffirmation of Representations and Warranties. Each Credit Party represents and warrants that the representations and warranties set forth in the Credit Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

7. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Documents.

8. Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Credit Documents.

9. No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

11. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWER:	INFONXX, INC., a Delaware corporation

	By:	/s/ Zachary Green
	Name:	Zachary Green
	Title:	Global General Counsel and Secretary

FOREIGN BORROWERS:	THE NUMBER UK LIMITED, a company incorporated in England and Wales

	By:	/s/ Mark Horgan
	Name:	Mark Horgan
	Title:	Director

CARBONE S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg

By:	/s/ Richard Chin
Name:	Richard Chin
Title:	Manager

DOMESTIC GUARANTORS:

INFONXX OPERATING COMPANY, INC., a Delaware corporation
INFONXX CAPITAL MANAGEMENT, INC., a Delaware corporation
GRAPE TECHNOLOGY GROUP, INC., a Delaware corporation
INFONXX CARRIER SUBSIDIARY, INC., a Delaware corporation
INFONXX CARRIER CALIFORNIA, INC., a Delaware corporation
INFONXX CARRIER NEW YORK, INC., a Delaware corporation

	By:	/s/ Zachary Greem
	Name:	Zachary Green
	Title:	Global General Counsel and Secretary of each of the foregoing

INFONXX TEXAS, LP, a Texas limited partnership
By:	INFONXX, Inc., as its general partner
	By:	/s/ Zachary Green
	Name:	Zachary Green
	Title:	Global General Counsel and Secretary

[SIGNATURE PAGES FOLLOW]

OPERATOR SERVICE COMPANY, LLC, a Delaware limited liability company
By:	INFONXX Operating Company, Inc. as Managing Member
	By:	/s/ Zachary Green
	Name:	Zachary Green
	Title:	Global General Counsel and Secretary

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., as L/C Issuer, Swing Line Lender and a Lender
	By:	/s/ Barbara Levy
	Name:	Barbara Levy
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ Peter B. Thauer
Name:	Peter B. Thauer
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Karl Kieffer
Name:	Karl Kieffer
Title:	As Duly Authorized Signatory

ROYAL BANK OF CANADA
By:	/s/ Mark Narbey
Name:	Mark Narbey
Title:	Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Nick Lotz
Name:	Nick Lotz
Title:	Assistant Vice President

LEHMAN COMMERCIAL PAPER INC, UK BRANCH
By:	/s/ [ILLEGIBLE]
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Robert Schatzman
Name:	Robert Schatzman
Title:	Authorized Signatory

[SIGNATURE PAGE FOLLOWS]

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Christopher J. Brown
Name:	Christopher J. Brown
Title:	Vice President

TRANCHE B LENDER:	BANK OF AMERICA, N.A.
	By:	/s/ Barbara Levy
	Name:	Barbara Levy
	Title:	Senior Vice President

EXHIBIT A

AMENDED CREDIT AGREEMENT

[See Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No. 333-          ).]

EXHIBIT B

Exhibit 2.12-3

FORM OF DOMESTIC TRANCHE B TERM NOTE

December 1, 2006

FOR VALUE RECEIVED, INFONXX, INC., a Delaware corporation (the “Domestic Borrower”), hereby promises to pay to _____________________, its successors or assigns (the “Lender”), or to its order, the aggregate unpaid principal amount of the Domestic Tranche B Term Loan made by the Lender under, and in accordance with the provisions of, that Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of April 11, 2006 among the Domestic Borrower, CARBONE S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg, and THE NUMBER UK LIMITED, a company organized under the laws of England and Wales, as Foreign Borrowers, the Guarantors identified therein, the Lenders identified therein and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

The Domestic Borrower promises to pay interest on the unpaid principal amount of the Domestic Tranche B Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates, at such times and in such manner as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Domestic Tranche B Term Note is one of the Domestic Tranche B Term Notes referred to in the Credit Agreement and is entitled to the benefits thereof (including the guaranties given in connection therewith) and is secured by the Collateral. This Domestic Tranche B Term Note may be prepaid in whole or in part subject to the terms and conditions provided therein. Domestic Tranche B Term Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Tranche B Term Note and endorse thereon the date, amount and maturity of its Domestic Tranche B Term Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this Domestic Tranche B Term Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non-payment of this Domestic Tranche B Term Note, all of which are hereby waived by the Domestic Borrower, for itself and its successors and assigns.

THIS DOMESTIC TRANCHE B TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Domestic Borrower has caused this Domestic Tranche B Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

INFONXX, INC., a Delaware corporation
By:
Name:
Title:

EXHIBIT C

Exhibit 2.12-4

FORM OF FOREIGN TRANCHE B TERM NOTE

December 1, 2006

FOR VALUE RECEIVED, CARBONE S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg (“InfoNXX Lux”), THE NUMBER UK LIMITED, a company organized under the laws of England and Wales (“InfoNXX UK” and together with InfoNXX Lux, the “Foreign Borrowers”) hereby jointly and severally promise to pay to _____________________, its successors or assigns (the “Lender”), or to its order, the aggregate unpaid principal amount of the Foreign Tranche B Term Loan made by the Lender under, and in accordance with the provisions of, that Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of April 11, 2006 among INFONXX, INC., a Delaware corporation, the Foreign Borrowers, the Guarantors identified therein, the Lenders identified therein and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

The Foreign Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Foreign Tranche B Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates, at such times and in such manner as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Foreign Tranche B Term Note is one of the Foreign Tranche B Term Notes referred to in the Credit Agreement and is entitled to the benefits thereof (including the guaranties given in connection therewith) and is secured by the Collateral. This Foreign Tranche B Term Note may be prepaid in whole or in part subject to the terms and conditions provided therein. Foreign Tranche B Term Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Foreign Tranche B Term Note and endorse thereon the date, amount and maturity of its Foreign Tranche B Term Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this Foreign Tranche B Term Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non-payment of this Foreign Tranche B Term Note, all of which are hereby waived by the Foreign Borrowers, for themselves and their successors and assigns.

THIS FOREIGN TRANCHE B TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Foreign Borrowers have caused this Foreign Tranche B Term Note to be duly executed by their duly authorized officer as of the day and year first above written.

THE NUMBER UK LIMITED, a company incorporated in England and Wales
By:
Name:
Title:

CARBONE S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg
By:
Name:
Title:

EXHIBIT D

Exhibit 11.07

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor and the Assignee hereby agree as follows: the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including, without limitation, the CAM Exchange Intercreditor Agreement) to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit within such facilities and guaranties given with respect to such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto (including, without limitation, the CAM Exchange Intercreditor Agreement) or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”); provided that the Assignor shall remain entitled to the indemnities set forth in Section 11.05 of the Credit Agreement pursuant to the terms thereof. Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1. Assignor:	_____________________________________
2. Assignee:	_____________________________________ [and is an

Affiliate/Approved Fund of [identify Lender]]

3. Borrowers:	INFONXX, INC., CARBONE S.Á.R.L. and THE NUMBER UK LIMITED
4. Administrative Agent:	BANK OF AMERICA, N.A.
5. Credit Agreement:	Amended and Restated Credit Agreement dated as of April __, 2006 among the Borrowers, the Guarantors identified therein, the Lenders party thereto and the Administrative Agent

6. Assigned Interest:

Facility Assigned	Aggregate Committed Amount of such Facility for all Lenders	Amount Assigned of Commitment/Loans under such Facility	Percentage Assigned of Commitment/Loans under such Facility[1]

[7. Trade Date:	________________________2]
8. Effective Date:	________________________[3]

[Signature Page Follows]

______________
[1]	Set forth, to at least 9 decimals, as a percentage of the aggregate Commitment/Loans of all Lenders under the facility being assigned.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[3]	To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the Register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and]4 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:

INFONXX, INC., a Delaware corporation
By:
Name:
Title:][5]
______________
[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of other parties (i.e., the Borrowers or the L/C Issuer) is required by the terms of the Credit Agreement.

Annex 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, the Guarantors, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers or the Guarantors, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the CAM Exchange Intercreditor Agreement, in each case as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, the CAM Exchange Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has delivered (or will promptly deliver) to the Administrative Agent and the Borrowers any documentation required to be delivered by it pursuant to Section 11.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents and the CAM Exchange Intercreditor Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that accrue from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT E

Exhibit 8.02

Form of Subordination Terms for Intercompany Loans

Section __. Subordination.

(a) Anything in this Note to the contrary notwithstanding, the obligations of the Maker in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Debt.

(b) In the event that the Maker makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Maker bankrupt or insolvent; or any order for relief with respect to the Maker is entered under the Federal Bankruptcy Code; or the Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Maker or of any substantial part of the assets of the Maker, or commences any proceeding relating to the Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Maker (collectively referred to as an “Insolvency Event”), or upon any acceleration of Superior Debt, then:

(i) the holders of the Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees, charges and other amounts then due on all Superior Debt (including interest, fees, charges and other amounts accruing thereon after the commencement of any such Insolvency Event at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) before the holder of this Note is entitled to receive any payment of any kind or character on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of other Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

(ii) any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section ___(b) shall be paid or delivered by the Maker (or any receiver or trustee in such proceedings) directly to the holders of the Superior Debt or their duly appointed agents for application of payment according to the priorities of the Superior Debt set forth in Section __(g) until all Superior Debt (including interest, fees, charges and other amounts accrued thereon after the date of commencement of such proceedings at the rate provided in the documentation for such Superior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings)) shall have been paid in full in cash.

(c) In any proceedings with respect to any Insolvency Event, or the application of the assets of the Maker to the payment or liquidation thereof; or upon the dissolution or other winding up of the business of the Maker or upon the sale of all or substantially all of the assets of the Maker, then, and in any such event, (i) each holder of the Superior Debt shall be entitled to receive full and indefeasible payment and satisfaction in cash of the Superior Debt prior to the payment of all or any part of the Subordinated Debt by the Maker and (ii) any payment or distribution of any kind or character from the Maker of its assets, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall be paid or delivered directly to holders of the Superior Debt for application to the Superior Debt according to the priorities of the Superior Debt set forth in Section __(g), due or not due, until such Superior Debt shall have first been fully and indefeasibly paid in cash and all commitments to make extensions of credit under any Superior Debt Document have terminated. The holder of this Note irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions. The holder of this Note agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Superior Debt or any liens and security interests securing the Superior Debt. The holder of this Note agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with any such proceeding, it being understood that the holder of this Note retains his her or its right to vote such claims in any such proceeding. The Superior Debt shall continue to be treated as Superior Debt and the provisions of this Note shall continue to cover the relative rights and priorities of Lenders and the holder of this Note even if all or part of the Superior Debt or the security interests securing the Superior Debt are subordinated, set aside, avoided or disallowed in connection with any such proceeding and this Note shall be reinstated if at any time any payment of any of the Superior Debt is rescinded or must otherwise be returned by any holder of Superior Debt or any representative of such holder.

(d) The Maker may make payments of principal, interest or other amounts on this Note so long as no Superior Default has occurred and is continuing (the “Blockage Period”). During a Blockage Period no payment or prepayment of principal, interest or other amounts on this Note shall be made by or on behalf of the Maker.

(e) Except as permitted herein, no holder of the Subordinated Debt will, except as otherwise agreed to by the holders of Superior Debt, ask, demand, sue for, take or receive from the Maker, by set off or in any other manner, the whole or any part of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, including costs, fees and expenses with respect to the Notes, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing such Subordinated Debt nor any security for any Subordinated Debt, unless and until all Superior Debt, whether now existing or hereafter arising directly between the Maker and any holder of the Superior Debt, or acquired outright, conditionally or as collateral security from another by any holder the Superior Debt, shall have been fully and indefeasibly paid in full in cash and satisfied and all commitments to make extensions of credit under any Superior Debt Document have been terminated.

(f) The holders of Superior Debt may, at any time, in their discretion, renew, amend, increase, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the holder of this Note. No compromise, alteration, amendment, increase, renewal or other change of; or waiver, consent or other action in respect of any liability or obligation under or in respect of; any terms, covenants or conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

(g) If, notwithstanding the provisions of this Section __, any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by the holder of this Note in contravention of this Section __ and before all the Superior Debt shall have been paid in full in cash and all commitments to make extensions of credit under any Superior Debt Document have been terminated, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of the Senior First Lien Debt until paid in full in cash and then to the holders of the Senior Second Lien Debt until paid in full in cash. Any such payments received by the holder of this Note and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Maker or received by the holder of this Note. In the event of the failure of any holder of this Note to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

(h) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of this Section __ by any act or failure to act on the part of the Maker.

(i) During the Blockage Period, if an event of default occurs under this Note the holder of this Note shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note (including, without limitation, the acceleration of this Note), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless one or more of the holders of the Superior Debt shall have accelerated the maturity of the Superior Debt in which case the holder of this Note shall be entitled to accelerate the maturity hereof but shall not be entitled to take any other action described above and, provided further, that the holder of this Note acknowledges and agrees that the acceleration of this Note shall immediately be reversed if and when (A) the holders of Superior Debt take similar action or (B) such Superior Debt is fully and finally paid in cash. Notwithstanding the foregoing or any permissible action taken by the holder of this Note, the holder of this Note shall not be entitled to receive any payment in contravention of the other provisions of this Section __.

(j) If any payment or distribution to which any holder of this Note would otherwise have been entitled but for the provisions of this Section __ shall have been applied pursuant to the provisions of this Section __ to the payment of Superior Debt, then and in such case and to such extent, the holder of this Note (A) following payment in full of the Superior Debt in cash and termination of all commitments to make extensions of credit under any Superior Debt Document, shall be entitled to receive any and all further payments or distributions applicable to Superior Debt, and (B) following payment in full of the Superior Debt in cash and termination of all commitments to make extensions of credit under any Superior Debt Document, shall be subrogated to the rights of the holders of the Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in full in cash or such other consideration acceptable to the holder of this Note in its sole discretion. If any holder of this Note has been subrogated to the rights of the holders of Superior Debt due to the operation of this clause (j), the Maker agrees to take all such reasonable actions as are requested by such holder of this Note in order to cause such holder to be able to obtain payments from the Maker with respect to such subrogation rights as soon as possible.

(k) Until payment in full in cash of the Superior Debt and termination of all commitments to make extensions of credit under any Superior Debt Document, except for payments permitted under Section __(d), the holder of this Note will not ask, demand, accept, receive or retain any guarantee of this Note, or any collateral security for the payment of this Note, or any other form of payment assurance as to this Note, from the Maker or any subsidiary or affiliate of the Maker, and will not initiate or prosecute, or encourage any other person to initiate or prosecute any claim or other proceeding.

(l) The provisions of this Section __ are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the holder of this Note on the other, against the Maker and its assets, and nothing herein is intended to or shall impair, as between the Maker and the holder of this Note, the obligations of this Company which are absolute and unconditional, to pay to the holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the holder of this Note and creditors of the Maker other than the holders of the Superior Debt, nor, except as provided in this Section __, will anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note subject to the rights, if any, under this Section __ of the holders of Superior Debt in respect of cash, property or securities of the Maker received upon the exercise of any such remedy and subject to this Section __.

(m) The holders of Superior Debt have made loans and extended credit to the Maker in reliance on this Section __ and Section __ [amendment section] and are entitled to the benefits of the provisions thereof. Accordingly, any holder of Superior Debt shall be entitled to enforce any provisions of such Sections against the holder and/or the Maker.

Insert to Amendments Section

provided that Section __ (Subordination) shall not be amended, modified, terminated or waived without the consent of the Superior Debt Representatives.

Inserts for Definitions Section

“Credit Party” means InfoNXX, Inc., a Delaware corporation, and any of its subsidiaries.

“Senior First Lien Credit Agreement” means the Amended and Restated Credit Agreement dated as of April 11, 2006 among InfoNXX, INC., a Delaware corporation, Carbone S.Á.R.L., a société à responsabilité limitée, organized under the laws of Luxembourg, and The Number UK Limited, a company organized under the laws of England and Wales, as borrowers, the guarantors identified therein, the lenders from time to time party thereto and Bank of America, N.A., in its capacity as administrative agent, as amended, modified, supplemented, increased, extended, restated, replaced and refinanced (whether with the same group of lenders or a different group of lenders).

“Senior First Lien Credit Documents” means the Senior First Lien Credit Agreement and all documents, agreements and instruments executed in connection therewith, in each case as amended, modified, supplemented, increased, extended, restated, replaced and refinanced (whether with the same group of lenders or a different group of lenders).

“Senior First Lien Debt” without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Senior First Lien Credit Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any affiliate of any Credit Party of any proceeding under any bankruptcy or insolvency laws naming such party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract between any Credit Party and any Senior First Lien Lender or any affiliate of a Senior First Lien Lender to the extent such Swap Contract is permitted under the Senior First Lien Credit Agreement and (c) all obligations under any Treasury Management Agreement between any Credit Party and any Senior First Lien Lender or any affiliate of a Senior First Lien Lender.

“Senior First Lien Debt Representative” means Bank of America, N.A., in its capacity as administrative agent under the Senior First Lien Credit Documents and its successors in such capacity.

“Senior First Lien Default” means a Default under, and as defined in, the Senior First Lien Credit Agreement.

“Senior First Lien Lender” means each lender from time to time party to the Senior First Lien Credit Agreement.

“Senior Second Lien Credit Agreement” means the Term Loan Credit Agreement dated as of December 1, 2006 among InfoNXX, INC., a Delaware corporation, as borrower, the guarantors identified therein, the lenders from time to time party thereto and Bank of America, N.A., in its capacity as administrative agent, as amended, modified, supplemented, increased, extended, restated, replaced and refinanced (whether with the same group of lenders or a different group of lenders).

“Senior Second Lien Credit Documents” means the Senior Second Lien Credit Agreement and all documents, agreements and instruments executed in connection therewith, in each case as amended, modified, supplemented, increased, extended, restated, replaced and refinanced (whether with the same group of lenders or a different group of lenders).

“Senior Second Lien Debt” without duplication, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Senior Second Lien Credit Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any affiliate of any Credit Party of any proceeding under any bankruptcy or insolvency laws naming such party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Senior Second Lien Debt Representative” means Bank of America, N.A., in its capacity as administrative agent under the Senior Second Lien Credit Documents and its successors in such capacity.

“Senior Second Lien Default” means a Default under, and as defined in, the Senior Second Lien Credit Agreement.

“Senior Second Lien Lender” means each lender from time to time party to the Senior Second Lien Credit Agreement.

“Subordinated Debt” means all principal, interest, premium, fees and other charges under this Note, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Superior Debt” means all Senior First Lien Debt and all Senior Second Lien Debt.

“Superior Debt Representatives” means the Senior First Lien Debt Representative and the Senior Second Lien Debt Representative.

“Superior Default” means any Senior First Lien Default or Senior Second Lien Default.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

EXHIBIT F

Schedule 2.01

COMMITMENTS AND COMMITMENT PERCENTAGES

Revolving Commitments

Lender	Domestic Revolving Committed Amount	Domestic Revolving Commitment Percentage	Foreign Revolving Committed Amount	Foreign Revolving Commitment Percentage
Bank of America, N.A.	$7,500,000.00	15.00000000%	$22,500,000.00	15.00000000%
JPMorgan Chase Bank, N.A.	$7,500,000.00	15.00000000%	$22,500,000.00	15.00000000%
General Electric Capital Corporation	$8,750,000.00	17.50000000%	$26,250,000.00	17.50000000%
Royal Bank of Canada	$7,500,000.00	15.00000000%	$22,500,000.00	15.00000000%
LaSalle Bank National Association	$7,500,000.00	15.00000000%	$22,500,000.00	15.00000000%
Goldman Sachs Credit Partners L.P.	$4,166,666.67	8.33333334%	$12,500,000.00	8.33333333%
PNC Bank, National Association	$4,166,666.67	8.33333334%	$12,500,000.00	8.33333333%
Lehman Commercial Paper, Inc.	$2,916,666.66	5.83333332%	$8,750,000.00	5.83333333%
Total	$50,000,000.00	100.00000000%	$150,000,000.00	100.00000000%

Tranche B Term Loan Commitments

Lender	Domestic Tranche B Term Loan Committed Amount	Domestic Tranche B Term Loan Commitment Percentage	Foreign Tranche B Term Loan Committed Amount	Foreign Tranche B Term Loan Commitment Percentage
Bank of America, N.A.	$160,000,000	100.00%	€90,000,000	100.00%
Total	$160,000,000	100.00%	€90,000,000	100.00%

EXHIBIT G

Schedule 8.02

Existing Investments

Intercompany Loans:

Loan from Carbone s.a.r.l. to Le Numero (France): Outstanding principal balance as of 10/31/06 is EUR 20,000,000. This indebtedness is evidenced by an Amended and Restated Loan Agreement dated as of April 11, 2006 with a maximum principal amount of EUR 20,000,000. The interest rate is Euribor Rate plus 5% per annum.

Loan from Carbone s.a.r.l. to Le Numero (France): Outstanding principal balance as of 10/31/06 is EUR 1,470,000. The interest rate is Euribor Rate plus 5% per annum.

Loan from The Number UK Limited to Tisban Holding B.V. is evidenced by a Loan Agreement dated as of January 2, 2005 with a maximum principal amount of EUR 1,000,000. The interest rate is Euribor Rate plus 2.75% per annum.

Loan from The Number UK Limited to Il Numero (Italy): Outstanding principal as of 10/31/06 is EUR 102,855.46. This indebtedness is evidenced by an Intercompany Note dated as of July 1, 2005 with a maximum principal amount of EUR 10,000,000. The interest rate is Euribor Rate plus 5% per annum.

Loan from The Number UK Limited to Le Numero (France): Outstanding principal balance as of 10/31/06 is EUR 162,908.87. This indebtedness is evidenced by an Intercompany Note dated as of January 2, 2005 with a maximum principal amount of EUR 10,000,000. The interest rate is Euribor Rate plus 5% per annum.

Loans from Carbone s.a.r.l. to Il Numero (Italy): Outstanding principal as of 10/31/06 is EUR 2,823,753.47. This indebtedness is evidenced by an Amended and Restated Intercompany Note dated as of April 11, 2006 with a maximum principal amount of EUR 3,000,000. The interest rate is Euribor Rate plus 5% per annum.

Loans from Carbone s.a.r.l. to Il Numero (Italy) is evidenced by an Amended and Restated Intercompany Note dated as of April 11, 2006 with a maximum principal amount of EUR 20,000,000. The interest rate is Euribor Rate plus 5% per annum.

Loans from Carbone s.a.r.l. to INFONXX Global Limited: Outstanding principal balance as of 10/31/06 is EUR 83,841,161. This indebtedness is evidenced by an Intercompany Note dated as of April 11, 2006 with a maximum principal amount of EUR 100,000,000. The interest rate is Euribor Rate plus 2.25% per annum.

Loan from Carbone s.a.r.l. to Conduit: Outstanding principal balance as of 10/31/06 is EUR 1,878,162.40. This indebtedness is evidenced by an Intercompany Note dated as of April 12, 2006 with a maximum principal amount of EUR 10,000,000 . The interest rate is Euribor Rate plus 2.25% per annum.

Loan from Carbone s.a.r.l. to 118 Teledis s.a.r.l.: Outstanding principal balance as of 10/31/06 is EUR 1,265,000. This indebtedness is evidenced by an Intercompany Note dated as of April 12, 2006 with a maximum principal amount of EUR 5,000,000 . The interest rate is Euribor Rate plus 2.25% per annum.

Investment Balances as of 10/31/06:

INFONXX, Inc.:
Invest in INFONXX Operating Company, Inc.	$598,834.07
Invest in INFONXX Texas, LLP	$23,577.06
Invest in INFONXX Capital Management, Inc.	$84,873,918.59
Invest in INFONXX Grape Technology, Inc.	$644,807.64

INFONXX Capital Management, Inc.:
Invest in INFONXX (Philippines), Inc.	$795,000.00
Invest in INFONXX Texas, LLP	$2,504,129.83
Invest in Tisban Holding B.V.	$766,952.36
Invest in Carbone s.a.r.l.	$36,798,412.29

INFONXX Operating Company, Inc.:
Invest in Operator Service Company, LLC (DBA Excell)	$49,850,144.00

INFONXX (Philippines) Inc.:
Invest in INFONXX (Philippines) LLC	$48,963,834.56

Carbone s.a.r.l.:
Invest in The Number UK Limited	$26,783,212.29
Invest in INFONXX Global Limited	$11,000,043.60

INFONXX Tisban Holding B.V.:
Invest in Teledis Informacion Y Servicios, s.l.	$590,443.00

INFONXX The Number UK Limited:
Invest in Le Numero (France)	$45,831.64
Invest in II Numero (Italy)	$15,292,235.61
Invest in 118 Auskunft AG (Switzerland)	$4,195,632.91

INFONXX Il Numero (Italy):
Invest in Concierge Company s.r.l.	$234,931.62
Invest in DA Directory Assistance Company s.r.l.	$234,931.62
Invest in ES Enhanced Services Company s.r.l.	$107,311.45

Teledis Informacion Y Servicios, s.l.:
Invest in 118 Teledis s.a.r.l.	$590,443.00

INFONXX Global Limited:
Invest in Investexx Holding Limited	$113,922,092.50

Investexx Holding Limited:
Invest in Kandel Limited	$113,922,092.50

Series 1 Preferred Equity Certificates from INFONXX Philippines, LLC to Carbone s.a.r.l. (LUX): Outstanding balance as of 10/31/06 is EUR 3,000,000. This indebtedness is evidenced by the Terms and Conditions of Interest Bearing Preferred Equity Certificates dated as of December 27, 2005 with a maximum principal amount of EUR 3,000,000.

Series 2 Preferred Equity Certificates from INFONXX Philippines, LLC to Carbone s.a.r.1. (LUX): Outstanding balance as of 10/31/06 is $14,478,834. This indebtedness is evidenced by the Terms and Conditions of Interest Bearing Preferred Equity Certificates dated as of December 31, 2005 with a maximum principal amount of $14,478,834.

Series 3 Preferred Equity Certificates from INFONXX Philippines, LLC to Carbone s.a.r.l.: Outstanding balance as of 10/31/06 is EUR 25,584,152,08. This indebtedness is evidenced by the Terms and Conditions of Interest Bearing Preferred Equity Certificates dated as of December 27, 2005 with a maximum principal amount of EUR 40,000,000.

EXHIBIT H

Schedule 8.03

Existing Indebtedness

Indebtedness by Vendor as of 10/31/06

RL Worth and Associates	$1,493,122.01
VoltDelta	590,824.00

Other Indebtedness

•	Indebtedness evidenced by a Loan Agreement between 118 Limited and Sonera Media Holdings BV, in the principal amount of €50,396.
•

Support Obligations that may arise from time to time in the ordinary course of business in connection with contracts entered into by Conduit and its Subsidiaries which give the counterparties the right to require a guaranty of performance by Conduit or any of its Affiliates, advance payments or financial security in the form of deposits or a bank guaranty.

•

Support Obligations consisting of cash collateral in the amount of € 550,000 to collateralize a letter of credit issued by Allied Irish Bank plc (“AIB”) to support the obligations of Conduit and its Subsidiaries (in an amount equal to approximately € 216,000) owed to Hodge House Limited pursuant to a lease of Hodge House, Guildhall Place, Cardiff by Conduit or its Subsidiaries. The reimbursement obligations of Conduit and its Subsidiaries with respect to the above-referenced letter of credit is further secured by a Charge over a Deposit Account of 118 Limited maintained at AIB.

EXHIBIT I

Schedule 11.02

Notice Addresses

1.	CREDIT PARTIES:
All Borrowers and Guarantors
c/o INFONXX, Inc. 655 Madison Avenue 21st Floor New York, New York 10021 Attn: Chief Financial Officer Phone: 212 909 8265 Facsimile: 212 909-8283
with a copy to:
INFONXX, Inc. 655 Madison Avenue 21st Floor New York, New York 10021 Attn: Global General Counsel Phone: 212 909 8270 Facsimile: 212 909-8283
with a further copy to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Jennifer Hobbs Telephone: 212-455-3524 Facsimile: 212-455-2502
2.	ADMINISTRATIVE AGENT:
For payments and Requests for Credit Extensions:
Bank of America, N.A., as Administrative Agent 101 N. Tryon St. Charlotte, NC 28255-0001 Mail Code: NC1-001-04-39
	Attention:	Frances J. Morgan
	Telephone:	704-388-1108
	Facsimile:	704-409-0984
Electronic Mail: frances.j.morgan@bankofamerica.com
Account No.: 136-621-225-0600 ABA#: 026-009-593

	Attn:	Corporate Credit Services
	Ref:	INFONXX
OR
	Ref:	The Number UK LTD

For all other Notices (Financial Statements, Compliance Certificates):
Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697
Mail Code: IL1-231-08-30
Agency Management

	Attention:	Ronaldo Naval
	Telephone:	(312) 828-3477
	Facsimile:	(877) 511-6124
Electronic Mail: ronaldo.naval@bankofamerica.com
3.	L/C ISSUER:
Bank of America, N.A., as L/C Issuer Trade Operations – Los Angeles 333 S. Beaudry Avenue, 23rd Floor Mail Code: CA9-703-19-23 Los Angeles, CA 90017-1466
	Attention:	Tai Anh Lu
	Telephone:	(213) 481-7840
	Facsimile:	(213) 580-8442
Electronic Mail: tai_anh.lu@bankofamerica.com
4.	SWING LINE LENDER
Bank of America, N.A., as Swing Line Lender 101 N. Tryon St. Charlotte, NC 28255-0001 Mail Code: NC1-001-15-04
	Attention:	Frances J. Morgan
	Telephone:	704-388-1108
	Facsimile:	704-409-0984
Electronic Mail: frances.j.morgan@bankofamerica.com